Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	July 21, 2010

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385
M&T BANK CORPORATION ANNOUNCES SECOND QUARTER PROFITS
BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2010.
GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2010 rose 306% to $1.46 from $.36 in the second quarter of 2009 and were 27% higher than $1.15 in the initial 2010 quarter. GAAP-basis net income in the recent quarter aggregated $189 million, up from $51 million and $151 million in the second quarter of 2009 and the first quarter of 2010, respectively. GAAP-basis net income for the second quarter of 2010 expressed as an annualized rate of return on average assets and average common stockholders’ equity was 1.11% and 9.67%, respectively, improved from .31% and 2.53%, respectively, in the year-earlier quarter and .89% and 7.86%, respectively, in the first quarter of 2010.
The recent quarter’s earnings as compared with the second quarter of 2009 reflects a significant rise in net interest income, resulting from a widening of the net interest margin, and a lower provision for credit losses. Also contributing to the improved performance as compared with the year-earlier quarter were lower assessments by the Federal Deposit Insurance Corporation (“FDIC”) and acquisition-related expenses incurred in 2009’s second quarter associated with M&T’s acquisition of Provident Bankshares Corporation (“Provident”)

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M&T BANK CORPORATION
on May 23, 2009 related to systems conversions and other costs of integrating operations and introducing Provident’s former customers to M&T’s products and services. Such costs aggregated $40 million, after applicable tax effect, or $.35 of diluted earnings per common share, in the second quarter of 2009. Increases in net interest income, service charges on deposit accounts and mortgage banking revenues combined with declines in the provision for credit losses and personnel costs contributed to the rise in net income as compared with the initial 2010 quarter.
Reflecting on M&T’s second quarter performance, René F. Jones, Executive Vice President and Chief Financial Officer, noted, “This quarter’s results were strong in every respect. Performance metrics including net interest margin, the efficiency ratio, credit costs and our capital position all improved during the quarter. Of note, the net interest margin continued to widen, up six basis points to 3.84% from 3.78% in the first quarter, while average core deposits grew an annualized 4%. At the same time, we strengthened our tangible common equity ratio to 5.75% at June 30, 2010 from 5.43% at March 31, 2010.”
Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses and gains associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP

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measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.
Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related expenses and gains, increased for the fifth consecutive quarter, totaling $1.53 in the recent quarter, up from $.79 and $1.23 in the second quarter of 2009 and the first quarter of 2010, respectively. Net operating income during the second quarter of 2010 was $198 million, compared with $101 million and $161 million in the second quarter of 2009 and the first quarter of 2010, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common stockholders’ equity, net operating income was 1.23% and 20.36%, respectively, in the recently completed quarter, compared with .64% and 12.08% in the second quarter of 2009 and 1.00% and 17.34% in the initial 2010 quarter.
Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $573 million in the second quarter of 2010, up 13% from $507 million in the year-earlier period and 2% higher than $562 million in the first quarter of 2010. The significant improvement from the second quarter of 2009 was predominantly the result of a 41 basis point widening of the net interest margin to 3.84% in the recent quarter from 3.43% in the year-earlier quarter. The increase in taxable-equivalent net interest income from the initial 2010 quarter was due to a six basis point widening of the net interest margin, partially offset by a 1% decline in average earning assets.

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Provision for Credit Losses/Asset Quality. The provision for credit losses was $85 million in the recent quarter, improved from $147 million in the second quarter of 2009 and $105 million in the initial quarter of 2010. Net charge-offs of loans totaled $82 million during the second 2010 quarter, down from $138 million and $95 million in the second quarter of 2009 and the first quarter of 2010, respectively. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .64% and 1.09% in the second quarter of 2010 and 2009, respectively, and .74% in the first quarter of 2010.
Loans classified as nonaccrual aggregated $1.09 billion, or 2.13% of total loans at June 30, 2010, compared with $1.11 billion or 2.11% a year earlier and $1.34 billion or 2.60% at March 31, 2010. Assets taken in foreclosure of defaulted loans were $193 million at June 30, 2010, up from $90 million at June 30, 2009 and $95 million at March 31, 2010. The increase in such assets at the recent quarter-end resulted from the transfer of collateral related to a commercial real estate loan that was placed in nonaccrual status during the fourth quarter of 2009. The ratio of nonperforming assets to total loans plus real estate and other foreclosed assets was 2.50% at June 30, 2010, improved from 2.78% at March 31, 2010. That ratio was 2.28% at June 30, 2009.
Loans past due 90 days or more and accruing interest totaled $203 million at the end of the recent quarter, including loans guaranteed by government-related entities of $188 million. Such past due loans were $155 million and $203 million at June 30, 2009 and March 31, 2010, respectively, including $144 million and $195 million of government guaranteed loans at those respective dates.

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M&T BANK CORPORATION
Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. Reflecting those analyses, the allowance totaled $895 million at June 30, 2010, compared with $855 million and $891 million at June 30, 2009 and March 31, 2010, respectively. Beginning in 2009, GAAP requires that expected credit losses associated with loans obtained in an acquisition be reflected in the estimation of loan fair value as of each respective acquisition date and prohibits any carry-over of the acquired entity’s allowance for credit losses. Excluding amounts related to loans obtained in 2009 acquisition transactions, the allowance-to-legacy loan ratio was 1.86% at the two most recent quarter-ends, compared with 1.76% at June 30, 2009.
Noninterest Income and Expense. Noninterest income totaled $274 million in the second 2010 quarter, compared with $272 million and $258 million in the second quarter of 2009 and the first quarter of 2010, respectively. Reflected in those amounts were losses from investment securities of $22 million, $24 million and $26 million, each predominantly due to other-than-temporary impairment charges. During the recent quarter, such charges related to a $12 million write-down of American Depositary Shares of Allied Irish Banks, p.l.c., which were obtained in M&T’s acquisition of Allfirst Financial Inc. in 2003 and certain of M&T’s holdings of privately issued collateralized mortgage obligations and collateralized debt obligations backed by pooled trust preferred securities, aggregating $10 million. The impairment charges in the second quarter of 2009 and in the initial 2010 quarter related to privately issued collateralized mortgage obligations. Because the impaired investment securities were previously reflected at fair value on the consolidated balance sheet, the impairment charges did not reduce stockholders’

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M&T BANK CORPORATION
equity. Excluding gains and losses from investment securities, noninterest income in the second quarter of 2010 aggregated $296 million, equal to the year-earlier quarter but up 4% from $284 million in the initial quarter of 2010. Higher service charges on deposit accounts during the recent quarter as compared with the second quarter of 2009, largely due to the impact of the 2009 acquisitions, were offset by declines in mortgage banking revenues, trading account and foreign exchange gains, and losses at Bayview Lending Group. As compared with the first quarter of 2010, the recent quarter’s improvement resulted from higher service charges on deposit accounts and mortgage banking revenues.
Noninterest expense in the second quarter of 2010 aggregated $476 million, compared with $564 million in the year-earlier quarter and $489 million in the first quarter of 2010. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $461 million in the recent quarter, compared with $482 million in the second quarter of 2009 and $473 million in 2010’s initial quarter. The decline in such expenses from the year-earlier period was largely attributable to a special assessment levied on insured financial institutions by the FDIC in the second quarter of 2009, which in M&T’s case amounted to approximately $33 million, partially offset by a $13 million reduction of the allowance for impairment of capitalized residential mortgage servicing rights in the second quarter of 2009. In comparison, a $2 million addition to the impairment allowance was recognized during the recent quarter. After excluding the impact of the FDIC special assessment and the change in the allowance for impairment of capitalized residential mortgage servicing rights, noninterest operating expenses in the recent quarter were $3 million lower than

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M&T BANK CORPORATION
in the year-earlier quarter. The lower level of noninterest operating expenses in the recent quarter as compared with 2010’s initial quarter was largely the result of a decline in personnel costs from seasonally higher first quarter stock-based compensation, payroll-related taxes and contributions for retirement savings plan benefits associated with incentive compensation payments.
The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses associated with bank investment securities and merger-related expenses and gains), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio improved to 53.1% in the second quarter of 2010 from 60.0% in the year-earlier period (56.0% excluding the FDIC special assessment) and 55.9% in the first quarter of 2010.
Balance Sheet. M&T had total assets of $68.2 billion at June 30, 2010, compared with $69.9 billion at June 30, 2009. Loans and leases, net of unearned discount, were $51.1 billion at the recent quarter-end, compared with $52.7 billion a year earlier. Total deposits rose to $47.5 billion at June 30, 2010 from $46.8 billion at June 30, 2009. Reflecting a $1.6 billion or 13% rise in noninterest-bearing deposits, domestic office deposits increased $1.3 billion, or 3%, to $47.0 billion at the most recent quarter-end from $45.7 billion at June 30, 2009.
Total stockholders’ equity increased to $8.1 billion at June 30, 2010 from $7.4 billion a year earlier, representing 11.89% of total assets at the recent quarter-end and 10.58% a year earlier. Common stockholders’ equity was $7.4 billion, or $61.77 per share, at June 30, 2010, compared with $6.7 billion, or $56.51 per share, at June 30, 2009. Tangible equity per common share

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rose to $31.15 at the recent quarter-end from $25.17 a year earlier. In the calculation of tangible equity per common share, common stockholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances, which aggregated $3.7 billion at each of June 30, 2010 and 2009. M&T’s tangible common equity to tangible assets ratio was 5.75% at June 30, 2010, compared with 4.49% and 5.43% at June 30, 2009 and March 31, 2010, respectively.
Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss second quarter financial results today at 10:30 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID# 87561125. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until Friday, July 23, 2010 by calling (800)642-1687, or (706)645-9291 for international participants, and by making reference to ID# 87561125. The event will also be archived and available by 6:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.
M&T is a bank holding company whose banking subsidiaries, M&T Bank and M&T Bank, National Association, operate branch offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey and the District of Columbia.

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M&T BANK CORPORATION
Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related

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examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION
Financial Highlights

	Three months ended			Six months ended
	June 30			June 30
Amounts in thousands, except per share	2010	2009	Change	2010	2009	Change
Performance

Net income	$188,749	51,188	269%	$339,704	115,409	194%
Net income available to common equity	176,088	40,964	330	314,429	96,286	227

Per common share:
Basic earnings	$1.47	.36	308%	$2.63	.85	209%
Diluted earnings	1.46	.36	306	2.61	.85	207
Cash dividends	$.70	.70	—	$1.40	1.40	—

Common shares outstanding:
Average — diluted (1)	118,878	113,521	5%	118,569	111,988	6%
Period end (2)	119,161	118,012	1	119,161	118,012	1

Return on (annualized):
Average total assets	1.11%	.31%		1.00%	.35%
Average common stockholders’ equity	9.67%	2.53%		8.78%	3.06%

Taxable-equivalent net interest income	$573,332	506,781	13%	$1,135,589	959,521	18%

Yield on average earning assets	4.63%	4.62%		4.61%	4.63%
Cost of interest-bearing liabilities	1.04%	1.47%		1.04%	1.61%
Net interest spread	3.59%	3.15%		3.57%	3.02%
Contribution of interest-free funds	.25%	.28%		.24%	.29%
Net interest margin	3.84%	3.43%		3.81%	3.31%

Net charge-offs to average total net loans (annualized)	.64%	1.09%		.69%	.96%

Net operating results (3)

Net operating income	$197,752	100,805	96%	$358,705	175,839	104%
Diluted net operating earnings per common share	1.53	.79	94	2.77	1.39	99
Return on (annualized):
Average tangible assets	1.23%	.64%		1.11%	.57%
Average tangible common equity	20.36%	12.08%		18.89%	10.76%
Efficiency ratio	53.06%	60.03%		54.45%	59.39%

	At June 30
	2010	2009	Change
Loan quality

Nonaccrual loans	$1,090,135	1,111,423	-2%
Real estate and other foreclosed assets	192,631	90,461	113%

Total nonperforming assets	$1,282,766	1,201,884	7%

Accruing loans past due 90 days or more	$203,081	155,125	31%

Renegotiated loans	$228,847	170,950	34%

Government guaranteed loans included in totals above:
Nonaccrual loans	$40,271	38,075	6%
Accruing loans past due 90 days or more	187,682	143,886	30%

Purchased impaired loans (4):
Outstanding customer balance	$130,808	170,400	-23%
Carrying amount	61,524	97,730	-37%

Nonaccrual loans to total net loans	2.13%	2.11%

Allowance for credit losses to:
Legacy loans	1.86%	1.76%
Total loans	1.75%	1.62%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Amounts in thousands, except per share	2010	2010	2009	2009	2009
Performance

Net income	$188,749	150,955	136,818	127,664	51,188
Net income available to common equity	176,088	138,341	124,251	115,143	40,964

Per common share:
Basic earnings	$1.47	1.16	1.05	.97	.36
Diluted earnings	1.46	1.15	1.04	.97	.36
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average — diluted (1)	118,878	118,256	117,672	117,547	113,521
Period end (2)	119,161	118,823	118,298	118,156	118,012

Return on (annualized):
Average total assets	1.11%	.89%	.79%	.73%	.31%
Average common stockholders’ equity	9.67%	7.86%	7.09%	6.72%	2.53%

Taxable-equivalent net interest income	$573,332	562,257	564,606	553,450	506,781

Yield on average earning assets	4.63%	4.59%	4.58%	4.60%	4.62%
Cost of interest-bearing liabilities	1.04%	1.04%	1.13%	1.26%	1.47%
Net interest spread	3.59%	3.55%	3.45%	3.34%	3.15%
Contribution of interest-free funds	.25%	.23%	.26%	.27%	.28%
Net interest margin	3.84%	3.78%	3.71%	3.61%	3.43%

Net charge-offs to average total net loans (annualized)	.64%	.74%	1.03%	1.07%	1.09%

Net operating results (3)

Net operating income	$197,752	160,953	150,776	128,761	100,805
Diluted net operating earnings per common share	1.53	1.23	1.16	.98	.79
Return on (annualized):
Average tangible assets	1.23%	1.00%	.92%	.78%	.64%
Average tangible common equity	20.36%	17.34%	16.73%	14.87%	12.08%
Efficiency ratio	53.06%	55.88%	52.69%	55.21%	60.03%

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Loan quality

Nonaccrual loans	$1,090,135	1,339,992	1,331,702	1,228,341	1,111,423
Real estate and other foreclosed assets	192,631	95,362	94,604	84,676	90,461

Total nonperforming assets	$1,282,766	1,435,354	1,426,306	1,313,017	1,201,884

Accruing loans past due 90 days or more	$203,081	203,443	208,080	182,750	155,125

Renegotiated loans	$228,847	220,885	212,548	190,917	170,950

Government guaranteed loans included in totals above:
Nonaccrual loans	$40,271	37,048	38,579	38,590	38,075
Accruing loans past due 90 days or more	187,682	194,523	193,495	172,701	143,886

Purchased impaired loans (4):
Outstanding customer balance	$130,808	148,686	172,772	209,138	170,400
Carrying amount	61,524	73,890	88,170	108,058	97,730

Nonaccrual loans to total net loans	2.13%	2.60%	2.56%	2.35%	2.11%

Allowance for credit losses to:
Legacy loans	1.86%	1.86%	1.83%	1.81%	1.76%
Total loans	1.75%	1.73%	1.69%	1.66%	1.62%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION
Condensed Consolidated Statement of Income

	Three months ended			Six months ended
	June 30			June 30
Dollars in thousands	2010	2009	Change	2010	2009	Change

Interest income	$684,784	677,423	1%	$1,361,170	1,331,935	2%
Interest expense	117,557	175,856	-33	237,609	382,561	-38

Net interest income	567,227	501,567	13	1,123,561	949,374	18

Provision for credit losses	85,000	147,000	-42	190,000	305,000	-38

Net interest income after provision for credit losses	482,227	354,567	36	933,561	644,374	45

Other income
Mortgage banking revenues	47,084	52,983	-11	88,560	109,216	-19
Service charges on deposit accounts	128,976	112,479	15	249,271	213,508	17
Trust income	30,169	32,442	-7	61,097	67,322	-9
Brokerage services income	12,788	13,493	-5	25,894	28,886	-10
Trading account and foreign exchange gains	3,797	7,543	-50	8,496	8,978	-5
Gain on bank investment securities	10	292	—	469	867	—
Other-than-temporary impairment losses recognized in earnings	(22,380)	(24,769)	—	(49,182)	(56,968)	—
Equity in earnings of Bayview Lending Group LLC	(6,179)	(207)	—	(11,893)	(4,351)	—
Other revenues from operations	79,292	77,393	2	158,551	136,532	16

Total other income	273,557	271,649	1	531,263	503,990	5

Other expense
Salaries and employee benefits	245,861	249,952	-2	509,907	499,344	2
Equipment and net occupancy	55,431	51,321	8	110,832	99,493	11
Printing, postage and supplies	8,549	11,554	-26	17,592	20,649	-15
Amortization of core deposit and other intangible assets	14,833	15,231	-3	31,308	30,601	2
FDIC assessments	21,608	49,637	-56	42,956	55,493	-23
Other costs of operations	129,786	186,015	-30	252,835	296,476	-15

Total other expense	476,068	563,710	-16	965,430	1,002,056	-4

Income before income taxes	279,716	62,506	348	499,394	146,308	241

Applicable income taxes	90,967	11,318	704	159,690	30,899	417

Net income	$188,749	51,188	269%	$339,704	115,409	194%

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M&T BANK CORPORATION
Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2010	2010	2009	2009	2009

Interest income	$684,784	676,386	692,669	700,593	677,423
Interest expense	117,557	120,052	133,950	152,938	175,856

Net interest income	567,227	556,334	558,719	547,655	501,567

Provision for credit losses	85,000	105,000	145,000	154,000	147,000

Net interest income after provision for credit losses	482,227	451,334	413,719	393,655	354,567

Other income
Mortgage banking revenues	47,084	41,476	50,176	48,169	52,983
Service charges on deposit accounts	128,976	120,295	127,185	128,502	112,479
Trust income	30,169	30,928	29,660	31,586	32,442
Brokerage services income	12,788	13,106	14,396	14,329	13,493
Trading account and foreign exchange gains	3,797	4,699	6,669	7,478	7,543
Gain (loss) on bank investment securities	10	459	354	(56)	292
Other-than-temporary impairment losses recognized in earnings	(22,380)	(26,802)	(34,296)	(47,033)	(24,769)
Equity in earnings of Bayview Lending Group LLC	(6,179)	(5,714)	(10,635)	(10,912)	(207)
Other revenues from operations	79,292	79,259	82,381	106,163	77,393

Total other income	273,557	257,706	265,890	278,226	271,649

Other expense
Salaries and employee benefits	245,861	264,046	247,080	255,449	249,952
Equipment and net occupancy	55,431	55,401	53,703	58,195	51,321
Printing, postage and supplies	8,549	9,043	9,338	8,229	11,554
Amortization of core deposit and other intangible assets	14,833	16,475	16,730	16,924	15,231
FDIC assessments	21,608	21,348	19,902	21,124	49,637
Other costs of operations	129,786	123,049	131,698	140,135	186,015

Total other expense	476,068	489,362	478,451	500,056	563,710

Income before income taxes	279,716	219,678	201,158	171,825	62,506

Applicable income taxes	90,967	68,723	64,340	44,161	11,318

Net income	$188,749	150,955	136,818	127,664	51,188

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M&T BANK CORPORATION
Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2010	2009	Change
ASSETS

Cash and due from banks	$1,045,886	1,148,428	-9%

Interest-bearing deposits at banks	117,826	59,950	97

Federal funds sold and agreements to resell securities	10,000	2,300	335

Trading account assets	487,692	495,324	-2

Investment securities	8,097,572	8,155,434	-1

Loans and leases:

Commercial, financial, etc.	13,017,598	14,180,609	-8
Real estate — commercial	20,612,905	20,787,198	-1
Real estate — consumer	5,729,126	5,471,775	5
Consumer	11,701,657	12,275,062	-5

Total loans and leases, net of unearned discount	51,061,286	52,714,644	-3
Less: allowance for credit losses	894,667	855,365	5

Net loans and leases	50,166,619	51,859,279	-3

Goodwill	3,524,625	3,524,625	—

Core deposit and other intangible assets	152,712	216,072	-29

Other assets	4,550,684	4,451,805	2

Total assets	$68,153,616	69,913,217	-3%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$13,960,723	12,403,999	13%

Other deposits at U.S. offices	33,010,520	33,265,704	-1

Deposits at foreign office	551,428	1,085,004	-49

Total deposits	47,522,671	46,754,707	2

Short-term borrowings	2,158,957	2,951,149	-27

Accrued interest and other liabilities	1,114,615	1,238,959	-10

Long-term borrowings	9,255,529	11,568,238	-20

Total liabilities	60,051,772	62,513,053	-4

Stockholders’ equity:

Preferred	735,350	725,472	1
Common (1)	7,366,494	6,674,692	10

Total stockholders’ equity	8,101,844	7,400,164	9

Total liabilities and stockholders’ equity	$68,153,616	69,913,217	-3%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $197.2 million at June 30, 2010 and $580.8 million at June 30, 2009.

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16-16-16-16-16
M&T BANK CORPORATION
Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2010	2010	2009	2009	2009
ASSETS

Cash and due from banks	$1,045,886	1,033,269	1,226,223	1,356,508	1,148,428

Interest-bearing deposits at banks	117,826	121,305	133,335	54,443	59,950

Federal funds sold and agreements to resell securities	10,000	10,400	20,119	17,206	2,300

Trading account assets	487,692	403,476	386,984	497,064	495,324

Investment securities	8,097,572	8,104,646	7,780,609	7,634,262	8,155,434

Loans and leases:

Commercial, financial, etc.	13,017,598	13,220,181	13,479,447	13,517,538	14,180,609
Real estate — commercial	20,612,905	20,724,118	20,949,931	21,007,376	20,787,198
Real estate — consumer	5,729,126	5,664,159	5,463,463	5,427,260	5,471,775
Consumer	11,701,657	11,835,583	12,043,845	12,251,598	12,275,062

Total loans and leases, net of unearned discount	51,061,286	51,444,041	51,936,686	52,203,772	52,714,644
Less: allowance for credit losses	894,667	891,265	878,022	867,874	855,365

Net loans and leases	50,166,619	50,552,776	51,058,664	51,335,898	51,859,279

Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625

Core deposit and other intangible assets	152,712	167,545	182,418	199,148	216,072

Other assets	4,550,684	4,521,180	4,567,422	4,378,296	4,451,805

Total assets	$68,153,616	68,439,222	68,880,399	68,997,450	69,913,217

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$13,960,723	13,622,819	13,794,636	12,730,083	12,403,999

Other deposits at U.S. offices	33,010,520	33,125,761	32,604,764	32,813,698	33,265,704

Deposits at foreign office	551,428	789,825	1,050,438	1,318,070	1,085,004

Total deposits	47,522,671	47,538,405	47,449,838	46,861,851	46,754,707

Short-term borrowings	2,158,957	1,870,763	2,442,582	2,927,268	2,951,149

Accrued interest and other liabilities	1,114,615	1,048,473	995,056	1,241,576	1,238,959

Long-term borrowings	9,255,529	10,065,894	10,240,016	10,354,392	11,568,238

Total liabilities	60,051,772	60,523,535	61,127,492	61,385,087	62,513,053

Stockholders’ equity:

Preferred	735,350	732,769	730,235	727,748	725,472
Common (1)	7,366,494	7,182,918	7,022,672	6,884,615	6,674,692

Total stockholders’ equity	8,101,844	7,915,687	7,752,907	7,612,363	7,400,164

Total liabilities and stockholders’ equity	$68,153,616	68,439,222	68,880,399	68,997,450	69,913,217

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $197.2 million at June 30, 2010, $255.2 million at March 31, 2010, $336.0 million at December 31, 2009, $419.3 million at September 30, 2009 and $580.8 million at June 30, 2009.

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17-17-17-17-17
M&T BANK CORPORATION
Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Six months ended
	June 30,		June 30,		March 31,		June 30, 2010 from		June 30
	2010		2009		2010		June 30,	March 31,	2010		2009		Change in
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate	2009	2010	Balance	Rate	Balance	Rate	balance
ASSETS

Interest-bearing deposits at banks	$81	.02%	42	.05%	127	.02%	94%	-36%	$104	.02%	31	.08%	236%

Federal funds sold and agreements to resell securities	10	.41	73	.23	24	.22	-86	-58	17	.28	87	.23	-81

Trading account assets	66	.96	120	.77	60	.80	-45	11	63	.88	97	.73	-35

Investment securities	8,376	4.27	8,508	4.90	8,172	4.44	-2	2	8,274	4.35	8,499	4.86	-3

Loans and leases, net of unearned discount
Commercial, financial, etc.	13,096	4.03	14,067	3.76	13,408	3.88	-7	-2	13,251	3.95	14,049	3.75	-6
Real estate — commercial	20,759	4.64	19,719	4.46	20,867	4.48	5	-1	20,813	4.56	19,260	4.43	8
Real estate — consumer	5,653	5.35	5,262	5.40	5,742	5.31	7	-2	5,697	5.33	5,148	5.49	11
Consumer	11,770	5.24	11,506	5.42	11,931	5.26	2	-1	11,850	5.25	11,237	5.52	5

Total loans and leases, net	51,278	4.71	50,554	4.59	51,948	4.63	1	-1	51,611	4.67	49,694	4.61	4

Total earning assets	59,811	4.63	59,297	4.62	60,331	4.59	1	-1	60,069	4.61	58,408	4.63	3

Goodwill	3,525		3,326		3,525		6	—	3,525		3,259		8

Core deposit and other intangible assets	160		188		176		-15	-9	168		182		-8

Other assets	4,838		4,173		4,851		16	—	4,845		4,032		20

Total assets	$68,334		66,984		68,883		2%	-1%	$68,607		65,881		4%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$619	.14	515	.19	585	.14	20%	6%	$602	.14	525	.22	15%
Savings deposits	25,942	.33	22,480	.47	25,068	.33	15	3	25,508	.33	21,845	.63	17
Time deposits	6,789	1.55	8,858	2.52	7,210	1.66	-23	-6	6,998	1.60	8,789	2.66	-20
Deposits at foreign office	972	.16	1,460	.16	1,237	.11	-33	-21	1,104	.13	1,964	.16	-44

Total interest-bearing deposits	34,322	.56	33,313	1.00	34,100	.60	3	1	34,212	.58	33,123	1.14	3

Short-term borrowings	1,763	.17	3,211	.25	2,367	.15	-45	-26	2,063	.16	3,344	.26	-38
Long-term borrowings	9,454	2.91	11,482	3.18	10,160	2.74	-18	-7	9,805	2.82	11,562	3.34	-15

Total interest-bearing liabilities	45,539	1.04	48,006	1.47	46,627	1.04	-5	-2	46,080	1.04	48,029	1.61	-4

Noninterest-bearing deposits	13,610		10,533		13,294		29	2	13,453		9,549		41

Other liabilities	1,149		1,318		1,094		-13	5	1,121		1,349		-17

Total liabilities	60,298		59,857		61,015		1	-1	60,654		58,927		3

Stockholders’ equity	8,036		7,127		7,868		13	2	7,953		6,954		14

Total liabilities and stockholders’ equity	$68,334		66,984		68,883		2%	-1%	$68,607		65,881		4%

Net interest spread		3.59		3.15		3.55				3.57		3.02
Contribution of interest-free funds		.25		.28		.23				.24		.29
Net interest margin		3.84%		3.43%		3.78%				3.81%		3.31%

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18-18-18-18-18
M&T BANK CORPORATION
Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Six months ended
	June 30		June 30
	2010	2009	2010	2009
Income statement data
In thousands, except per share
Net income
Net income	$188,749	51,188	$339,704	115,409
Amortization of core deposit and other intangible assets (1)	9,003	9,247	19,001	18,584
Merger—related expenses (1)	—	40,370	—	41,846

Net operating income	$197,752	100,805	$358,705	175,839

Earnings per common share
Diluted earnings per common share	$1.46	.36	$2.61	.85
Amortization of core deposit and other intangible assets (1)	.07	.08	.16	.17
Merger—related expenses (1)	—	.35	—	.37

Diluted net operating earnings per common share	$1.53	.79	$2.77	1.39

Other expense
Other expense	$476,068	563,710	$965,430	1,002,056
Amortization of core deposit and other intangible assets	(14,833)	(15,231)	(31,308)	(30,601)
Merger—related expenses	—	(66,457)	—	(68,883)

Noninterest operating expense	$461,235	482,022	$934,122	902,572

Merger—related expenses
Salaries and employee benefits	$—	8,768	$—	8,779
Equipment and net occupancy	—	581	—	585
Printing, postage and supplies	—	2,514	—	2,815
Other costs of operations	—	54,594	—	56,704

Total	$—	66,457	$—	68,883

Balance sheet data
In millions
Average assets
Average assets	$68,334	66,984	$68,607	65,881
Goodwill	(3,525)	(3,326)	(3,525)	(3,259)
Core deposit and other intangible assets	(160)	(188)	(168)	(182)
Deferred taxes	30	30	32	26

Average tangible assets	$64,679	63,500	$64,946	62,466

Average common equity
Average total equity	$8,036	7,127	$7,953	6,954
Preferred stock	(734)	(636)	(733)	(602)

Average common equity	7,302	6,491	7,220	6,352
Goodwill	(3,525)	(3,326)	(3,525)	(3,259)
Core deposit and other intangible assets	(160)	(188)	(168)	(182)
Deferred taxes	30	30	32	26

Average tangible common equity	$3,647	3,007	$3,559	2,937

At end of quarter
Total assets
Total assets	$68,154	69,913	$68,154	69,913
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(152)	(216)	(152)	(216)
Deferred taxes	28	43	28	43

Total tangible assets	$64,505	66,215	$64,505	66,215

Total common equity
Total equity	$8,102	7,400	$8,102	7,400
Preferred stock	(735)	(725)	(735)	(725)
Undeclared dividends — preferred stock	(7)	(6)	(7)	(6)

Common equity, net of undeclared preferred dividends	7,360	6,669	7,360	6,669
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(152)	(216)	(152)	(216)
Deferred taxes	28	43	28	43

Total tangible common equity	$3,711	2,971	$3,711	2,971

(1)	After any related tax effect.

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19-19-19-19-19
M&T BANK CORPORATION
Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Income statement data
In thousands, except per share
Net income
Net income	$188,749	150,955	136,818	127,664	51,188
Amortization of core deposit and other intangible assets (1)	9,003	9,998	10,152	10,270	9,247
Merger—related gain (1)	—	—	—	(17,684)	—
Merger—related expenses (1)	—	—	3,806	8,511	40,370

Net operating income	$197,752	160,953	150,776	128,761	100,805

Earnings per common share
Diluted earnings per common share	$1.46	1.15	1.04	.97	.36
Amortization of core deposit and other intangible assets (1)	.07	.08	.09	.09	.08
Merger—related gain (1)	—	—	—	(.15)	—
Merger—related expenses (1)	—	—	.03	.07	.35

Diluted net operating earnings per common share	$1.53	1.23	1.16	.98	.79

Other expense
Other expense	$476,068	489,362	478,451	500,056	563,710
Amortization of core deposit and other intangible assets	(14,833)	(16,475)	(16,730)	(16,924)	(15,231)
Merger-related expenses	—	—	(6,264)	(14,010)	(66,457)

Noninterest operating expense	$461,235	472,887	455,457	469,122	482,022

Merger-related expenses
Salaries and employee benefits	$—	—	381	870	8,768
Equipment and net occupancy	—	—	545	1,845	581
Printing, postage and supplies	—	—	233	629	2,514
Other costs of operations	—	—	5,105	10,666	54,594

Total	$—	—	6,264	14,010	66,457

Balance sheet data
In millions
Average assets
Average assets	$68,334	68,883	68,919	69,154	66,984
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,326)
Core deposit and other intangible assets	(160)	(176)	(191)	(208)	(188)
Deferred taxes	30	34	37	41	30

Average tangible assets	$64,679	65,216	65,240	65,462	63,500

Average common equity
Average total equity	$8,036	7,868	7,686	7,521	7,127
Preferred stock	(734)	(732)	(729)	(727)	(636)

Average common equity	7,302	7,136	6,957	6,794	6,491
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,326)
Core deposit and other intangible assets	(160)	(176)	(191)	(208)	(188)
Deferred taxes	30	34	37	41	30

Average tangible common equity	$3,647	3,469	3,278	3,102	3,007

At end of quarter
Total assets
Total assets	$68,154	68,439	68,880	68,997	69,913
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(152)	(167)	(182)	(199)	(216)
Deferred taxes	28	31	35	39	43

Total tangible assets	$64,505	64,778	65,208	65,312	66,215

Total common equity
Total equity	$8,102	7,916	7,753	7,612	7,400
Preferred stock	(735)	(733)	(730)	(728)	(725)
Undeclared dividends — preferred stock	(7)	(6)	(6)	(5)	(6)

Common equity, net of undeclared preferred dividends	7,360	7,177	7,017	6,879	6,669
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(152)	(167)	(182)	(199)	(216)
Deferred taxes	28	31	35	39	43

Total tangible common equity	$3,711	3,516	3,345	3,194	2,971

(1)	After any related tax effect.

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